United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 15, 2010

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Date of Report

[Date of Earliest Event Reported]

ALPINE AIR EXPRESS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-27011	33-0619518
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1177 Alpine Air Way

Provo, Utah  84601

(Address of Principal Executive Offices)

(801) 373-1508

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 15, 2010, Jones Simkins, P.C., the independent accountant of Alpine Air Express, Inc., a Delaware corporation (the “Company”), advised the Company that disclosure should be made to prevent future reliance on the audit report of Pritchett, Siler & Hardy, P.C. issued in connection with the Company’s financial statements for the fiscal years ended October 31, 2008, and 2007.  Jones Simkins, P.C. advised the Company that such financial statements may contain errors in the calculation and reporting of current and deferred income tax expense and the recording of deferred tax assets.  Pritchett, Siler & Hardy, P.C., has confirmed its agreement that the financial statements contained errors.  The Company is in the process of preparing revised financial statements to correct these errors and will file an amended Annual Report on Form 10-K-A1 for the fiscal year ended October 31, 2008, in this regard. Members of the Company’s audit committee, Board of Directors and officers have discussed these matters with Jones Simkins, P.C. and Pritchett, Siler & Hardy, P.C.

The Company has provided Jones Simkins, P.C. with a copy of the disclosure it is making under this Item 4.02, and has requested that Jones Simkins, P.C. furnish to the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether Jones Simkins, P.C. agrees with the statements made in this Item 4.02 and, if not, stating the respects in which it does not agree.  A copy of the letter of Jones Simkins, P.C. is filed as Exhibit 7 hereto.  See the Exhibit Index, Item 9.01 of this Current Report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 15, 2010, the Board of Directors appointed Rick C. Wood as the Company’s principal financial officer.  Mr. Wood had been serving as the Company’s acting principal financial officer from the time of the death of the Company’s Chief Financial Officer, Don T. Squire, in April, 2009.

Mr. Wood, age 37, was named the Company’s Accounting Manager in February, 2008, after serving as the Senior Accountant since February, 2006.  He received a Bachelor of Science degree in Accounting from the University of Utah and has served in various accounting capacities for the last nine years.  Prior to coming to Alpine Air, he worked as the controller of a local computer company where he began as an Accounting Clerk and Sales Consultant. Prior to his accounting career, Mr. Wood had a successful sales career with CompUSA, Gateway Computers, American Express, and Qwest Communications. He currently volunteers at his local church keeping track of donations and expenses.

There are no family relationships between Mr. Wood and any director, executive officer or nominee to become such.  Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000, and in which Mr. Wood had a direct or indirect material interest.  There are no plans, contracts or arrangements to which Mr. Wood is a party or in which he participates that were entered into or materially amended in connection with Mr. Wood’s appointment as principal financial officer.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

7

Correspondence from Jones Simkins, P.C. regarding non-reliance on previously issued audit report

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE AIR EXPRESS, INC.

Date:	1/21/10	By:	/s/Eugene R. Mallette
Eugene R. Mallette
CEO